Exhibit 23.2

谢尔曼•思特灵律师事务所
Solicitors and International Lawyers

12th Floor Gloucester Tower
The Landmark
15 Queen’s Road Central
Hong Kong

香港 中环
皇后大道中十五号
置地广场
告罗士打大厦十二楼
电话 +852.2978.8000

PARTNERS Matthew D. Bersani Nils Eliasson	Sidharth Bhasin Colin Law	Brian G. Burke Kyungwon Lee	Lorna Xin Chen Paul Strecker	Peter C.M. Chen Alan Y.L. Yeung

REGISTERED FOREIGN LAWYERS
Emmanuel Jacomy ‡	Shichun Tang ‡‡	Xiaogang Wang ‡‡

September 28, 2018

Samoyed Holding Limited

902/903, B4, Kexing Science Park

No. 15 Keyuan Road, Science and Technology Park

Nanshan District, Shenzhen

People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the use of our name under the caption “Legal Matters” and “Taxation” in the prospectus included in the registration statement on Form F-1, originally filed on the date hereof by Samoyed Holding Limited with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7(a) of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Shearman & Sterling
Shearman & Sterling

‡ Admitted in England and Wales (U.K.) and partner of Shearman & Sterling LLP

‡‡ Admitted in the State of New York (U.S.A.) and partners of Shearman & Sterling LLP

SHEARMAN.COM

Shearman & Sterling is a general partnership formed pursuant to the Hong Kong partnership ordinance and registered with the Law Society of Hong Kong.